Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2006 relating to the financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Neurogen Corporation, which appears in Neurogen Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
August 8, 2006